WORLD SURVEILLANCE GROUP ANNOUNCES MANAGEMENT INVESTMENT

KENNEDY SPACE CENTER, FL – November 3, 2011 (Marketwire) – World Surveillance Group Inc. (OTCBB: WSGI), a developer of lighter-than-air unmanned aerial vehicles (“UAVs”) and related technologies, announced today that the Company has received a further investment by its Chairman of the Board, Michael K. Clark, and its President and Chief Executive Officer, Glenn D. Estrella. Additionally, the management teams of WSGI and its wholly owned subsidiary, Global Telesat Corp. (“GTC”) have elected to acquire equity of the Company in lieu of certain amounts of accrued cash salary. The investment and equity conversion totaled an aggregate of $250,000. The proceeds of the investment will be used to advance the Company’s UAV program and other corporate operations, as well as to launch new GTC products. This new investment by the Company’s Chairman, CEO and management team follows several rounds of investment by the Company’s Chairman, CEO and technical partners in 2010 and 2011.

WSGI Chairman of the Board, Michael K. Clark stated “I continue to commit resources to our Company in order to advance our business plan and execute on our stated 2011 goals.  I have confidence in our products, our team and our partners and believe that we will begin to see positive results from all our collective efforts by the end of the year.”

WSGI President and CEO, Glenn D. Estrella added “We look forward to the continued development, testing and commercialization of our Argus One airship and are excited by the potential of our newly acquired GTC business.  We intend to continue to accomplish tangible milestones while pursuing our long-term objectives in order to deliver increased value to our shareholders.”

About World Surveillance Group Inc.

World Surveillance Group Inc. (OTCBB: WSGI) designs, develops, markets and sells autonomous, lighter-than-air UAVs capable of carrying payloads that provide persistent security and/or wireless communications solutions at low, mid, and high altitudes.  WSGI’s airships, when integrated with electronics systems and other high technology payloads, are designed for use by government-related and commercial entities that require real-time intelligence, surveillance and reconnaissance or communications support for military, homeland defense, border control, drug interdiction, natural disaster relief and maritime missions.  For more information regarding WSGI, please visit www.wsgi.com, or view our reports and filings with the Securities and Exchange Commission on http://www.sec.gov.

About Global Telesat Corp.

GTC provides satellite airtime and tracking services to the U.S. government and defense industry end users and resells airtime and equipment from leading satellite network providers such as Globalstar, Inmarsat, Iridium and Thuraya. GTC specializes in satellite tracking services using the Globalstar satellite network and owns a number of network infrastructure devices containing the signal processing technology that powers the Globalstar Simplex Data Service. GTC’s equipment is installed in various ground stations across Africa, Asia, Australia, Europe and South America. For more information regarding GTC, please visit www.gtc-usa.com.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements.  These statements include those regarding the Company’s ability to advance its business plan, accomplish milestones or execute on any of its goals or objectives, the nature or timing of any potential positive results, the ability to deliver increased shareholder value, the timing or results of any flight testing of our UAVs, the expected payloads or systems to be carried on the Argus One or to be tested during any given flight test, the further advancement, development or commercialization of the Company’s UAVs, the outcome of any demonstrations of the Company’s airships, the capabilities and advantages of, and costs related to, the Company's technology and products, the launch of any new GTC products, the synergies or benefits that may result from the GTC acquisition, the ability to integrate the products or operations of GTC to provide complete solutions or otherwise, the ability to capitalize on commercial demand for satellite based tracking products or accelerate the Company’s access to the global surveillance and communications market or any other market, and the revenues, cash flows and financial condition of GTC in any future period. The words "forecast," "project," "intend," "expect," “plan, ” "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Contact:	World Surveillance Group Inc.
321-452-3545

Barbara M. Johnson
investors@wsgi.com